UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

INTERVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49809	94-3300070
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification Number)
Incorporation or Organization)	Number)

46430 Fremont Boulevard

Fremont, California 94538

(Address of Principal Executive Offices)

(510) 651-0888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

On August 9, 2006, InterVideo issued a press release regarding its financial results for the fiscal quarter ended June 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Use of Non-GAAP Financial Information

In the press release, InterVideo provides, as supplemental information relating to its results of operations, an adjustment to the financial information calculated on the basis of GAAP. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, offer a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP.

These non-GAAP financial measures include adjustments impacting net revenue, net income, diluted earnings per share, gross profit and margins. Such adjustments are described below.

Non-GAAP acquisition-related adjustments including revenue associated with historical Ulead product sales and amortization of intangibles arising from prior acquisitions.

•	In the case of the cash received by Ulead for historical products sales, we believe that this otherwise unrecognized income because of purchase accounting adjustments provides investors with important information on the actual performance of Ulead as well as InterVideo on a consolidated basis. Accordingly, this measure will allow investors to better compare our ongoing results from period to period and to more accurately measure our performance against competitors, whose consolidated operating results are not impacted by purchase accounting deductions.

•	With respect to amortization of intangibles arising from prior acquisitions, we believe that these non-cash expenses are not reflective of ongoing operating results in the period incurred and are not directly related to the operation of our business. Moreover, management does not consider charges for the amortization of intangibles in its evaluation of the performance of the business.

Stock-based compensation adjustments.

•

We believe that a deduction of compensation expenses resulting from application of SFAS 123R from the relevant GAAP measures is useful to investors in that such presentation provides insight into how management evaluates InterVideo’s operating results. Additionally, we believe that the non-GAAP measure provides greater ease of comparison from quarter to quarter because financial statements from prior periods did not include the 123R-mandated compensation expense.

Other non-recurring charges.

•	We presented our operating results net of certain non-recurring charges in order to provide investors with a clearer picture of InterVideo’s recurring operations and eliminate unusual or extraordinary charges that might skew our results and impair investors’ ability to compare results across reporting periods.

Investors should note, however, that the non-GAAP financial measures used by InterVideo may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. InterVideo does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of the GAAP financial measures to non-GAAP financial measures is provided at the end of the press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

ITEM 9.01.	Financial Statements, Pro Forma Information and Exhibits

(d) Exhibits.

99.1	Press release of InterVideo, Inc. dated August 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVIDEO, INC.
(Registrant)

Date: August 9, 2006	/s/ Randall Bambrough

Randall Bambrough Chief Financial Officer

INDEX OF EXHIBITS:

Exhibit Number	Description
99.1	Press release of InterVideo, Inc. dated August 9, 2006